As filed with the Securities and Exchange Commission on August 15, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ROCKWELL MEDICAL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-3317208
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
30142 Wixom Road
Wixom, Michigan 48393
(248) 960-9009
(Address, including zip code, and telephone number, including area code, of principal executive offices)
Rockwell Medical Technologies, Inc. 2007 Long Term Incentive Plan, as amended
(Full Title of the Plan)
Robert L. Chioini
President and Chief Executive Officer
Rockwell Medical Technologies, Inc.
30142 Wixom Road
Wixom, Michigan 48393
(248) 960-9009
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Mark A. Metz
Dykema Gossett PLLC
400 Renaissance Center
Detroit, Michigan 48243
(313)568-6800
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Amount to be	Offering	Aggregate	Registration
To be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Fee
Common Stock, no par value	750,000	$5.06	$3,795,000	$149.15

(1)	This Registration Statement covers 750,000 shares, which includes options, restricted stock and other rights to acquire common stock, under the Rockwell Medical Technologies, Inc. 2007 Long-Term Incentive Plan, as amended, and, pursuant to Rule 416(a), an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	This calculation is made solely for the purpose of determining the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the Common Stock on August 12, 2008 as reported by the Nasdaq Stock Market.

          In accordance with general instruction E to Form S-8, Rockwell Medical Technologies, Inc. (the “Company”) hereby incorporates by reference the contents of its Registration Statement on Form S-8 (No. 333-146817) filed October 19, 2007.
Item 8. Exhibits
     The following exhibits are filed with this Registration Statement:

Exhibit
Number	Description

4.1	Rockwell Medical Technologies, Inc. 2007 Long Term Incentive Plan (incorporated by reference to Appendix A of the Company’s Proxy Statement for the 2007 Annual Meeting of Shareholders filed on April 18, 2007).

4.2	Amendment No. 1 to Rockwell Medical Technologies, Inc. 2007 Long Term Incentive Plan dated May 29, 2008 (filed as exhibit 10.23 to the Company’s Current Report on Form 8-K filed on May 30, 2008).

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Plante & Moran, PLLC.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

2

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan on August 14, 2008.

ROCKWELL MEDICAL TECHNOLOGIES, INC.
By:	/s/ Robert L. Chioini
Robert L. Chioini
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned directors and officers of Rockwell Medical Technologies, Inc., do hereby constitute and appoint Robert L. Chioini and Thomas E. Klema, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 14, 2008.

Signature	Title

/s/ ROBERT L. CHIOINI	Chairman, President and Chief Executive Officer
Robert L. Chioini	(principal executive officer)

Signature	Title

/s/ THOMAS E. KLEMA	Vice President of Finance, Chief Financial Officer,
Thomas E. Klema	Treasurer and Secretary (principal financial officer and principal accounting officer)

/s/ KENNETH L. HOLT	Director
Kenneth L. Holt

/s/ RONALD D. BOYD	Director
Ronald D. Boyd

/s/ PATRICK J. BAGLEY	Director
Patrick J. Bagley

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Plante & Moran, PLLC.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).